Exhibit 99

Rocky Brands, Inc. Announces Second Quarter 2022 Results

Second Quarter Sales Increased 23.1% to $162.0 Million

NELSONVILLE, Ohio, August 2, 2022 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its second quarter ended June 30, 2022.

Second Quarter 2022 Overview

●	Net sales increased 23.1% to $162.0 million
o	Wholesale segment sales increased 29.7%; Retail segment sales increased 16.4%
●	Operating income was $5.6 million, or $7.7 million on an adjusted basis
●	Net income was $0.9 million, or $0.12 per diluted share
●	Adjusted net income was $2.5 million, or $0.34 per diluted share

“We continued to experience solid demand for our portfolio of leading brands during the second quarter,” said Jason Brooks, Chairman, President and Chief Executive Officer. “Our focus on developing innovative, functional footwear at accessible price points is driving share gains across multiple markets led by work, western and outdoor. While we didn’t experience any noticeable sales slowdown due to growing inflation and general economic uncertainty during the first half of 2022, our results were negatively impacted by higher than expected costs throughout our supply chain.  We took actions early in the year to address certain cost pressures, and recently enacted price increases to help offset additional margin headwinds that emerged over the past couple of months. We are confident these steps will yield improvements in the coming quarters, which along with our previously announced expense synergy savings, positions the Company to deliver sustained, profitable growth over the long-term.”

Second Quarter Review

Second quarter net sales increased 23.1% to $162.0 million compared with $131.6 million in the second quarter of 2021. Wholesale sales for the second quarter increased 29.7% to $131.2 million compared to $101.1 million for the same period in 2021. Retail sales for the second quarter increased 16.4% to $26.0 million compared to $22.3 million for the same period last year. Contract Manufacturing segment sales, which include contract military sales and private label programs, were $4.9 million in the second quarter of 2022 compared to $8.1 million in the prior year. The decrease in Contract Manufacturing sales was due to expiring contracts with U.S. Military.

Gross margin in the second quarter of 2022 was $53.8 million, or 33.2% of net sales, compared to $49.2 million, or 37.4% of net sales, for the same period last year. Adjusted gross margin in the second quarter of 2021, which excluded a $2.3 million inventory purchase accounting adjustment, was $51.4 million, or 39.1% of net sales. The decrease in gross margin was mainly attributable to increases in product costs, inbound freight costs and other shipping and logistics costs compared with the year ago period. (See below for a reconciliation of GAAP financial measures to non-GAAP financial measures).

Operating expenses were $48.2 million for the second quarter of 2022 compared to $40.7 million for the same period a year ago. Excluding $2.1 million of acquisition related amortization, integration expenses and restructuring costs in the second quarter of 2022 and $2.3 million of acquisition related expenses in the second quarter of 2021, adjusted operating expenses were $46.0 million in the current year period and $38.5 million in the year ago period. The increase in operating expenses was driven primarily by higher outbound freight expense and higher variable expenses associated with the increase in sales. As a percentage of net sales, adjusted operating expense improved 80-basis points to 28.4% in the second quarter 2022 compared with 29.2% in the year ago period.

Income from operations for the second quarter of 2022 was $5.6 million, or 3.5% of net sales compared to $8.4 million, or 6.4% of net sales, for the same period a year ago. Adjusted operating income for the second quarter of 2022 was $7.7 million, or 4.8% of net sales compared to adjusted operating income of $13.0 million, or 9.9% of net sales a year ago.

Interest expense for the second quarter of 2022 was $4.3 million compared with $3.4 million a year ago.

The Company reported second quarter 2022 net income of $0.9 million, or $0.12 per diluted share compared to net income of $3.9 million, or $0.52 per diluted share in the second quarter of 2021. Adjusted net income for the second quarter of 2022, was $2.5 million, or $0.34 per diluted share compared to adjusted net income of $7.4 million, or $0.99 per diluted share in the second quarter of 2021.

Balance Sheet Review

Cash and cash equivalents were $5.8 million at June 30, 2022 compared to $8.4 million on the same date a year ago.

Total debt at June 30, 2022 was $284.6 million which includes $125.9 million of senior term loan and borrowings under the Company's senior secured asset-backed credit facility.

Inventories at June 30, 2022 were $287.8 million compared to $143.5 million on the same date a year ago and $289.2 million at March 31, 2022. The year-over-year change in inventories was driven by the distribution and fulfillment challenges experienced in the second half of 2021 and overall cost increases and strong sales growth, combined with additional inventory on hand as the result of increased transit times. Compared with March 31, 2022, inventories are down slightly including a $45 million reduction in in-transit inventory, and the Company plans to further realign inventory levels with sales growth and inventory purchasing strategies over the coming quarters.

Conference Call Information

The Company's conference call to review second quarter 2022 results will be broadcast live over the internet today, Tuesday, August 2, 2022 at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 704-4453 (domestic) or (201) 389-0920 (international). The conference call will also be available to interested parties through a live webcast at www.rockybrands.com. Please visit the website and select the “Investors” link at least 15 minutes prior to the start of the call to register and download any necessary software.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF®, Servus®, NEOS® and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding the ability of the Company to continue to develop innovative, functional footwear at accessible prices (Paragraph 2), the ability to continue to drive share gains across multiple markets, including work, western, and outdoor (Paragraph 2), yield improvements in coming quarters through recent price increases and actions taken earlier in the year to address certain cost pressures (Paragraph 2), and the Company’s position to deliver sustained, profitable growth over the long-term (Paragraph 2). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2021 (filed March 15, 2022) and the quarterly report on Form 10-Q for the quarter ended March 31, 2022 (filed May 3, 2022). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements

Company Contact:	Tom Robertson
Chief Financial Officer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	June 30,	December 31,	June 30,
	2022	2021	2021
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$5,802	$5,909	$8,358
Trade receivables – net	115,794	126,807	79,963
Contract receivables	-	1,062	2,017
Other receivables	224	242	235
Inventories – net	287,817	232,464	143,516
Income tax receivable	6,360	4,294	2,290
Prepaid expenses	5,216	4,507	4,772
Total current assets	421,213	375,285	241,151
LEASED ASSETS	10,376	11,428	2,626
PROPERTY, PLANT & EQUIPMENT – net	61,352	59,989	55,956
GOODWILL	50,246	50,641	48,375
IDENTIFIED INTANGIBLES – net	124,740	126,315	127,904
OTHER ASSETS	911	917	879
TOTAL ASSETS	$668,838	$624,575	$476,891

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	130,246	$114,632	$67,224
Contract liabilities	-	1,062	2,017
Current Portion of Long-Term Debt	3,250	3,250	3,250
Accrued expenses:
Salaries and wages	4,869	3,668	4,363
Taxes - other	1,674	849	536
Accrued freight	2,290	1,798	2,670
Commissions	1,428	2,447	1,068
Accrued duty	12,144	5,469	6,534
Accrued interest	2,705	2,133	2,197
Other	5,693	4,828	5,115
Total current liabilities	164,299	140,136	94,974
LONG-TERM DEBT	281,365	266,794	184,121
LONG-TERM TAXES PAYABLE	169	169	169
LONG-TERM LEASE	7,636	8,809	1,867
DEFERRED INCOME TAXES	10,293	10,293	8,272
DEFERRED LIABILITIES	609	519	392
TOTAL LIABILITIES	464,371	426,720	289,795
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding June 30, 2022 - 7,313,075; December 31, 2021 - 7,302,199; June 30, 2021 - 7,283,434	68,680	68,061	67,210
Retained earnings	135,787	129,794	119,886
Total shareholders' equity	204,467	197,855	187,096
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$668,838	$624,575	$476,891

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
NET SALES	$162,039	$131,602	$329,063	$219,268
COST OF GOODS SOLD	108,288	82,448	212,486	134,976
GROSS MARGIN	53,751	49,154	116,577	84,292

OPERATING EXPENSES	48,155	40,717	97,785	69,275

INCOME FROM OPERATIONS	5,596	8,437	18,792	15,017

INTEREST EXPENSE AND OTHER EXPENSES	(4,323)	(3,378)	(8,230)	(4,125)

INCOME BEFORE INCOME TAX EXPENSE	1,273	5,059	10,562	10,892

INCOME TAX EXPENSE	353	1,164	2,304	2,506

NET INCOME	$920	$3,895	$8,258	$8,386

INCOME PER SHARE
Basic	$0.13	$0.53	$1.13	$1.15
Diluted	$0.12	$0.52	$1.12	$1.13

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	7,313	7,283	7,310	7,271
Diluted	7,389	7,439	7,400	7,402

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GROSS MARGIN
GROSS MARGIN, AS REPORTED	$53,751	$49,154	$116,577	$84,292
ADD: INVENTORY FAIR VALUE ADJUSTMENT	-	2,292	-	2,623
ADJUSTED GROSS MARGIN	$53,751	$51,446	$116,577	$86,915

OPERATING EXPENSES
OPERATING EXPENSES, AS REPORTED	$48,155	$40,717	$97,785	$69,275
LESS: ACQUISITION-RELATED INTEGRATION EXPENSES	132	1,348	397	6,541
LESS: ACQUISITION-RELATED AMORTIZATION	782	912	1,564	912
LESS: RESTRUCTURING COSTS	1,201	-	1,201	-
ADJUSTED OPERATING EXPENSES	46,040	38,457	94,623	61,822

INCOME FROM OPERATIONS, ADJUSTED	$7,711	$12,989	$21,954	$25,093

OTHER EXPENSES	$(4,323)	$(3,378)	$(8,230)	$(4,125)

NET INCOME
NET INCOME, AS REPORTED	$920	$3,895	$8,258	$8,386
ADD: TOTAL NON-GAAP ADJUSTMENTS	2,115	4,552	3,162	10,076
LESS: TAX IMPACT OF ADJUSTMENTS	(487)	(1,047)	(690)	(2,318)
ADJUSTED NET INCOME	$2,548	$7,400	$10,730	$16,144

NET INCOME PER SHARE, AS REPORTED
BASIC	$0.13	$0.53	$1.13	$1.15
DILUTED	$0.12	$0.52	$1.12	$1.13

ADJUSTED NET INCOME PER SHARE
BASIC	$0.35	$1.02	$1.47	$2.22
DILUTED	$0.34	$0.99	$1.45	$2.18

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,313	7,283	7,310	7,271
DILUTED	7,389	7,439	7,400	7,402

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: “non-GAAP adjusted gross margin,” “non-GAAP adjusted operating expenses,”  “non-GAAP adjusted net income,” and “non-GAAP adjusted earnings per share.” Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to management and investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations.

Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See “Reconciliation of GAAP Measures to Non-GAAP Measures” accompanying this press release.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Inventory fair value adjustments

Inventory fair value adjustments are costs related to the fair value markup of inventory purchased with the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc. as required by business combination accounting rules.

We excluded adjustments related to the inventory fair value markup for purposes of calculating certain non-GAAP measures because these costs do not reflect the manufactured or sourced cost of the inventory of the acquired business. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.

Acquisition-related integration expenses

Acquisition-related integration expenses are expenses including investment banking fees, legal fees, transaction fees, integration costs and consulting fees tied to the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc.

We excluded acquisition-related integration expenses for purposes of calculating certain non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.

Acquisition-related amortization

Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as brands and customer relationships acquired in connection with the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc. Charges related to the amortization of these intangibles are recorded in operating expenses in our GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.

We excluded amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the valuation of our acquisition. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate cost and expense trends.

Restructuring Costs	Restructuring costs represent severance expenses associated with headcount reductions following the integration of the acquired performance and lifestyle footwear business of Honeywell International Inc.	We excluded restructuring costs for purposes of calculating non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operations performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.